Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38891 and 333-101835) of C&D Technologies, Inc. of our report dated June 28, 2011 relating to the financial statements and supplemental schedule of C&D Technologies Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Philadelphia, Pennsylvania June 28, 2011